UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  April 26, 2006

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard

South San Francisco, California 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2006, the Compensation Committee of the Board of Directors of Theravance, Inc. (the “Company”) authorized the Company to grant a stock option covering 20,000 shares of the Company’s common stock to Michael W. Aguiar, the Company’s Chief Financial Officer. The vesting commencement date of this stock option is February 8, 2006, the exercise price per share is $27.56 and the other terms and conditions of the stock option are as set forth in the 2004 Equity Incentive Plan and its form of stock option agreement, which are attached as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2004 and Exhibit 10.30 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2005, respectively.

Also on April 26, 2006, the Compensation Committee authorized the Company to grant a stock option covering 86,694 shares of the Company’s common stock to P. Roy Vagelos, the Chairman of the Board of Directors. The exercise price per share is $27.56 and the stock option vests over four years with the first installment vesting following the expiration of the period during which the Company’s stockholders may exercise their put to GlaxoSmithKline in accordance with the Company’s Certificate of Incorporation. The other terms of the stock option are set forth in the form of stock option agreement attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit	Description
Exhibit 99.1	Form of stock option agreement between Theravance, Inc. and P. Roy Vagelos

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 2, 2006	By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Form of stock option agreement between Theravance, Inc. and P. Roy Vagelos